UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2013
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in its Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 15, 2013, the Board of Directors (the “Board”) of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) increased the size of the Board from twelve to thirteen and elected Julie H. Daum as a director, effective immediately. Ms. Daum will stand for election as a Class III director at Seacoast’s 2014 annual meeting of shareholders and, if elected, will serve a term expiring at the Company’s 2017 annual meeting of shareholders, along with the other Class III directors.

Ms. Daum was also appointed as a director of the Company’s operating subsidiary, Seacoast National Bank (the “Bank”). The Board has not yet determined to which committees it will appoint Ms. Daum.

Ms. Daum has been a senior director of Spencer Stuart, a privately-held global executive search firm, since December 1993. She is also co-head of the North American Board and CEO Practice at Spencer Stuart, helping to place over 1,000 directors on corporate boards. Prior to her work at Spencer Stuart, Ms. Daum was the executive director of the corporate board resource at Catalyst, where she managed all board of directors’ activities and worked with companies to identify qualified women for their boards. Each year, Ms. Daum develops the Spencer Stuart Board Index, a publication detailing trends at national boardrooms. She also co-founded and developed a program for board members entitled “Fresh Insights and Best Practices for Directors” at the Wharton School of the University of Pennsylvania, where she earned her MBA. Ms. Daum received her B.S. from Penn State University.

Ms. Daum was not selected as a director pursuant to any arrangement or understanding between her and any other person. There are no related party transactions (as defined in Item 404(a) of Regulation S-K) between the Company and Ms. Daum. Ms. Daum’s compensation for her service as a director is in accordance with the Company’s customary director compensation policies. Under the new director compensation policy for non-employee directors of the Company adopted by the Board effective July 1, 2013, Ms. Daum receives an annual retainer of $75,000 for her service as a director of the Company and the Bank, half of which is paid in the form of an equity grant of the Company’s common stock. The cash retainer is paid in quarterly installments. The portion of the annual retainer paid in the form of an equity grant is awarded under the 2013 Incentive Plan or other shareholder-approved plan.

On October 16, 2013, Seacoast issued a press release announcing the appointment of Ms. Daum to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 16, 2013 announcing the appointment of Julie H. Daum as a director of Seacoast

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III Chairman and Chief Executive Officer

Date: October 17, 2013

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